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Exhibit 23

Consent of Independent Accountants

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Number 33-22219) of Zenith National Insurance Corp. of our report dated June 5, 2001 relating to the financial statements and supplemental schedules of The Zenith 401(k) Plan as of December 31, 2000 and 1999, and for the year ended December 31, 2000, which appears in this Form 11-K.

PricewaterhouseCoopers LLP
Los Angeles, California June 14, 2001

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Exhibit 23 Consent of Independent Accountants